As filed with the Securities and Exchange Commission on March 29, 2018
Registration No. 333-177418

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

POST-EFFECTIVE AMENDMENT NO. 1 to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________

ALGONQUIN POWER & UTILITIES CORP.
(Exact Name of Registrant as specified in its charter)
__________________

Canada (State or other jurisdiction of incorporation or organization) 354 Davis Road Oakville, Ontario L6J 2X1, Canada (Address of principal executive offices)	Not Applicable (I.R.S. Employer) Identification No.) Not Applicable (Zip Code)
__________________
Algonquin Power & Utilities Corp.
Employee Share Purchase Plan
(Full title of the Plan)
__________________
C T Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 894-8940
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
__________________
Copy of communications to:

Chauncey M. Lane, Esq.
Husch Blackwell LLP
2001 Ross Avenue, Suite 2000
Dallas, TX  75201-2995
Tel: 214.999.6100
Fax: 214.999.6170
__________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

On October 20, 2011, Algonquin Power & Utilities Corp. (the “Registrant”) filed a Registration Statement on Form S-8, Registration Statement Number 333-177418 (“Prior Registration Statement”), with the Securities and Exchange Commission to register the offer and sale of 2,000,000 common shares, no par value, of the Registrant issuable pursuant to the Algonquin Power & Utilities Corp. Employee Share Purchase Plan, adopted with effect from June 21, 2011, as amended May 12, 2016 (the “Plan”).

The Plan was amended and restated in its entirety, effective as of April 1, 2018.  A copy of the Plan, as amended and restated, is being filed as an exhibit to this Post-Effective Amendment No. 1 to the Prior Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description

24.1	Powers of Attorney (included on the signature page hereof).

99.1	Algonquin Power & Utilities Corp. Employee Share Purchase Plan, adopted with effect from June 21, 2011, as amended May 12, 2016 and April 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakville, Province, Canada on this 29th day of March, 2018.

ALGONQUIN POWER & UTILITIES CORP.

By:	/s/ David Bronicheski
Name:	David Bronicheski
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each undersigned officer and director of Algonquin Power & Utilities Corp., a Canadian company, do hereby constitute and appoint Ian Robertson, Chief Executive Officer and David Bronicheski, Chief Financial Officer, and each of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable the Company to comply with the Securities Act, and any rules, regulations, or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of this Registration Statement on Form S-8 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities regulatory body, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable securities laws, and to file the same, together with other documents in connection therewith with the appropriate authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment has been signed as of March 29, 2018 by the following persons in the capacities indicated.

Signature	Title of Capacities	Date

/s/ Ian Robertson	Chief Executive Officer and Director	March 29, 2018
Ian Robertson	(principal executive officer)

/s/ David Bronicheski	Chief Financial Officer (principal	March 29, 2018
David Bronicheski	financial officer and principal accounting officer)

/s/ Kenneth Moore	Director, Chair of the Board	March 29, 2018
Kenneth Moore

/s/ Dilek L. Samil	Director	March 29, 2018
Dilek L. Samil

/s/ Christopher J. Ball	Director	March 29, 2018
Christopher J. Ball

/s/ D. Randy Laney	Director	March 29, 2018
D. Randy Laney

/s/ Christopher K. Jarratt	Director	March 29, 2018
Christopher K. Jarratt

/s/ Masheed Saidi	Director	March 29, 2018
Masheed Saidi

/s/ George L. Steeves	Director	March 29, 2018
George L. Steeves

/s/ Melissa Stapleton Barnes	Director	March 29, 2018
Melissa Stapleton Barnes

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this registration statement solely in the capacity of the duly authorized representative of Algonquin Power & Utilities Corp. in the United States on March 29, 2018.

By:	/s/ Greg Sorensen
Name:	Greg Sorensen
Title:	President, Liberty Utilities Co.